Exhibit 5

                                                               December 13, 2002

MediaBay, Inc.
2 Ridgedale Avenue - Suite 300
Cedar Knolls, New Jersey 07927

     Re:  MediaBay, Inc. (the "Company")
          Registration Statement on Form S-3

Dear Sir/Madam:

      We refer to the Registration Statement (the "Registration Statement") filed by MediaBay, Inc., a Florida corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the sale of up to (i) 2,302,500 shares of the Company's common stock ("Warrant Shares") issuable upon exercise of outstanding warrants ("Warrants"), (ii) 11,458,741 shares (the "Note Shares") of the Company's common stock issuable upon conversion of convertible promissory notes (the "Notes") and
(iii) 4,464,258 shares of common stock issuable upon conversion of convertible preferred stock (the "Conversion Shares").

      In our capacity as counsel to the Company, we have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

      Based upon the foregoing, it is our opinion that:

      (i) The Warrant Shares, when sold, paid for and issued upon exercise of the Warrants, in accordance with the respective terms thereof, will be duly and validly issued and fully paid and non-assessable.

      (ii) The Note Shares, when issued upon conversion of the principal amount of the Notes will be duly and validly issued and fully paid and non-assessable.

      (iii) The Conversion Shares, when issued upon conversion of the Preferred Stock, will be duly and validly issued and fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name as your counsel under "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                           Very truly yours,

                                           /s/ Blank Rome Tenzer Greenblatt LLP

                                           BLANK ROME TENZER GREENBLATT LLP